Exhibit 99.1

Thorne HealthTech Reports Third Quarter 2022 Results

Updates Full-Year 2022 Guidance

NEW YORK, November 9, 2022 /PRNewswire/ -- Thorne HealthTech, Inc. (“Thorne HealthTech”, “Thorne” or the “Company”) (NASDAQ: THRN), a leader in developing personalized, innovative solutions that empower individuals to live healthier, longer lives, today announced its financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights:

•
Net sales grew 21.7% year-over-year to $58.4 million, with direct-to-consumer (“DTC”) sales growth of 47.2%
•
Gross profit grew 10.3% year-over-year to $28.2 million; gross margin decreased 500 basis points year-over-year to 48.2%
•
Net income attributable to common stockholders grew to $3.7 million; adjusted EBITDA grew to $8.3 million
•
Diluted earnings per share (“EPS”) of $0.07; adjusted diluted EPS of $0.12

“People trust Thorne to support their daily wellness journeys because of the personalization we offer, the science behind our portfolio of solutions including our health tests and supplements, and our unmatched quality standards,” said Paul Jacobson, Thorne HealthTech’s chairman and CEO. “For these reasons, our high-end customer base has thus far been resilient. We saw no major changes in purchasing behavior and achieved record sales for the quarter driven by DTC channel growth of 47%. Our gross margins softened from proactive early actions, to secure a large supply of ingredients typically associated with lower margin products, in order to ensure product continuity for our customers ahead of anticipated supply chain risks. That decision allowed us to aggressively sell into a heightened demand environment as those risks materialized, increasing our brand awareness through product availability.”

Mr. Jacobson added, “We also made further strides bringing our OneDraw blood sample collection device into the home. In August, we achieved a major milestone by receiving DTC medical device clearance from Japanese regulators, while continuing to work towards DTC clearance in the U.S. We believe these clearances will offer significant business development opportunities, long-term. Our solid financial performance, continued efficiency gains from scale and recent cutting-edge developments will allow us to continue our long history of profitable growth and further strengthen our positioning heading into next year.”

Net Sales

The following tables provide a summary of sales by channel for the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021:

	Three Months Ended September 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$26,975	$18,322	$8,653	47.2%	46.2%	38.2%
Professional/B2B (1)	31,444	29,688	1,756	5.9%	53.8%	61.8%
Net sales	$58,419	$48,010	$10,409	21.7%	100.0%	100.0%

	Nine Months Ended September 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$81,668	$54,758	$26,910	49.1%	48.3%	40.5%
Professional/B2B (1)	87,487	80,625	6,862	8.5%	51.7%	59.5%
Net sales	$169,155	$135,383	$33,772	24.9%	100.0%	100.0%

(1) “Professional” generally means the Company’s network of health professionals; and “B2B” generally means business-to-business customers.

The following table provides a summary of our annual life-time value (“LTV”) to customer acquisition cost (“CAC”) ratio for the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
LTV to CAC (2)	7.8	x	2.4	x	3.2	x	3.7	x

(2) Refer to the “Key Financial and Operating Data” section below.

As of September 30, 2022, the number of active subscriptions grew 50.5% to 329,569, compared to 218,935 as of September 30, 2021. Refer to the “Key Financial and Operating Data” section below for further detail.

Cost of Sales and Gross Profit

The following tables provide a summary of cost of sales and gross profit for the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021:

	Three Months Ended September 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$58,419	$48,010	$10,409	21.7%	100.0%	100.0%
Cost of sales	30,239	22,470	7,769	34.6%	51.8%	46.8%
Gross profit	$28,180	$25,540	$2,640	10.3%	48.2%	53.2%

	Nine Months Ended September 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$169,155	$135,383	$33,772	24.9%	100.0%	100.0%
Cost of sales	79,494	63,711	15,783	24.8%	47.0%	47.1%
Gross profit	$89,661	$71,672	$17,989	25.1%	53.0%	52.9%

For the three months ended September 30, 2022, the increase in cost of sales and decrease in gross profit as a percentage of net sales was primarily from (i) the sell-through of higher cost inventory that included raw materials purchased ahead of demand to mitigate against potential supply chain disruptions and (ii) the strength of sales that contribute lower gross profit margins because of our ability to meet demand utilizing our sources in an otherwise challenging market.

Operating Expenses

The following tables provide a summary of select operating expenses for the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021:

	Three Months Ended September 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Research and development	$1,815	$2,237	$(422)	(18.9)%	3.1%	4.7%
Marketing	4,510	10,792	(6,282)	(58.2)%	7.7%	22.5%
Selling, general and administrative	$18,340	$13,430	$4,910	36.6%	31.4%	28.0%

	Nine Months Ended September 30,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Research and development	$5,526	$4,280	$1,246	29.1%	3.3%	3.2%
Marketing	27,508	20,077	7,431	37.0%	16.3%	14.8%
Selling, general and administrative	54,483	37,001	17,482	47.2%	32.2%	27.3%
Write-off of acquired Drawbridge in-process research and development	$—	$1,563	$(1,563)	(100.0)%	0%	1.2%

The decrease in marketing as a percentage of net sales for the three months ended September 30, 2022 was primarily from the timing of the Company’s major brand campaigns, which primarily occurred during the second quarter of 2022 instead of the comparative third quarter of 2021.

Net Income and Diluted EPS

The following tables provide a summary of net income attributable to common stockholders, adjusted EBITDA, adjusted net income (loss), diluted EPS and adjusted diluted EPS for the three and nine months ended September 30, 2022, compared to the three and nine months ended September 30, 2021:

	Three Months Ended September 30,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change[3]
(dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$3,739	$476	$3,263	685.9%
Adjusted EBITDA	8,343	1,077	7,266	674.4%
Adjusted net income (loss)	6,123	(17)	6,140	n.m.
Diluted EPS	$0.07	$0.01	$0.06	600.0%
Adjusted diluted EPS	$0.12	$-	$0.12	n.m.

	Nine Months Ended September 30,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change
(dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$3,127	$476	$2,651	557.3%
Adjusted EBITDA	15,552	15,146	406	2.7%
Adjusted net income	9,977	10,281	(304)	(3.0)%
Diluted EPS	$0.06	$0.01	$0.05	500.0%
Adjusted diluted EPS	$0.19	$0.20	$(0.01)	(5.0)%

(3) Not meaningful (n.m.) year-over-year comparison as it relates to the percentage change due to net earnings in the current period and net loss in the comparative prior period.

Amounts reported in thousands within this press release are computed based on the amounts in whole dollars. As a result, the sum of the components reported in thousands may not equal the amounts reported in whole dollars due to rounding. Percentage changes presented are calculated from the underlying numbers in whole dollars.

Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings EPS are provided in the “Non-GAAP Financial Measures” section of this press release.

Financial Position

As of September 30, 2022, the Company had $22.5 million in unrestricted cash and cash equivalents and $1.9 million of debt outstanding, inclusive of $0.7 million attributable to finance lease liabilities.

Financial Guidance

The following table presents the Company’s (i) prior guidance, (ii) revised guidance, and (iii) the corresponding growth rates over full-year 2021 results at the low and high ends of the revised guidance ranges for each measure:

	Revised Full-Year Guidance		Prior Guidance
	Low - High	Low - High (Y/Y%)	Low - High
Net sales	$232 million - $235 million	25.2% - 26.9%	$ 235 million - $242 million
Gross margin	52% - 53%	—	53% - 55%
Adjusted EBITDA	$25.5 million - $28.5 million	24.0% - 38.5%	$28 million - $32 million
Adjusted EPS	$0.34 - $0.37	n.m.	$0.36 - $0.39

The Company’s revised full-year guidance assumes the following:

•
Marketing expenses of between 14% and 15% of net sales for the full-year
•
For adjusted net income and adjusted EPS, revised guidance also assumes (i) depreciation and amortization of approximately 2.7% of net sales, (ii) an estimated full-year adjusted tax rate of 10% and (iii) diluted weighted-average shares outstanding of 53 million as of December 31, 2022

Webcast and Conference Call Details

The Company will host a conference call on Thursday, November 10, 2022, at 8 a.m. (U.S. Eastern Time) to discuss its third quarter 2022 financial results. A live webcast of the call can be accessed by logging onto the investors section of the Thorne HealthTech website at https://investors.thornehealthtech.com. A replay will be available on the same website after the call.

In addition, the conference call can be accessed over the phone by dialing +1 844 200 6205 for U.S. callers, or +1 929 526 1599 for international callers, approximately 10 minutes prior to the start time. The access code for the live call is 701723. An audio replay will be available for 7 days following the call. To access the replay, dial +1 866 813 9403 (U.S.) or +1 929 458 6194 (International). The access code for the replay is 356185.

About Thorne HealthTech

Thorne HealthTech is a leader in developing innovative solutions for delivering personalized approaches to health and wellness. As a science-driven wellness company that empowers individuals with the support, education, and solutions they need to achieve healthy aging – living healthier longer – Thorne utilizes testing and data to create improved product efficacy and to deliver personalized solutions to consumers, health professionals, and corporations. Predicated on the power of the individual, Thorne leverages artificial intelligence models to provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime. Thorne is the only supplement manufacturer that collaborates with Mayo Clinic on health and wellness research and content, and is trusted by more than five million customers, 46,000+ health-care professionals, thousands of professional athletes, and more than 100 professional sports teams and U.S. National Teams. For more information, visit Thorne.com.

Contacts

Investors:	Media:
Thomas Wilson	media@thorne.com
investors@thorne.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this news release, including, without limitation, statements regarding the conditions of our industry, our future results of operations and financial position, business strategy, development plans, expected research and development costs, regulatory strategy, product and service development, sales and marketing activities, international expansion efforts, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “guidance,” “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this news release include, but are not limited to, statements regarding financial guidance, market opportunity, ability to penetrate the market, expanded product offerings and expectations for growth. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements are current only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 16, 2022 and Quarterly Report on Form 10-Q, which we plan to file on or about November 10, 2022, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Key Financial and Operating Data

To provide investors with additional information regarding its financial results, the Company has provided certain key financial and operating data metrics in this press release, including life-time value (LTV), customer acquisition costs (CAC), LTV to CAC ratio and number of subscriptions.

The Company defines LTV to CAC as LTV from a specific 12-month period divided by the CAC of a specific period. LTV is defined as the average gross contribution per purchasing DTC customer within a particular 12-month period divided by one less the customer retention rate (Churn Rate) during the same period. Average gross contribution is defined as the cumulative revenue from our DTC customers during a 12-month period, less the cost of goods, divided by the number of purchasing DTC customers in the same period. To arrive at the LTV for a particular period, the Company divides the average gross contribution by that period’s Churn Rate. CAC is defined as the total advertising and marketing expenses, less headcount expenses and associated benefit expenses, in a particular period divided by the number of customers who placed their first order during that same timeframe.

The Company defines subscriptions as orders resulting from direct-to-consumer (DTC) customers opting into automatic refills or orders that are recurring on Thorne.com and Amazon.com. Subscription programs on both platforms offer automatic ordering, payment and delivery of the products to a customer’s doorstep.

Non-GAAP Financial Measures

To provide investors with additional information regarding its financial results, the Company has provided certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: earnings or loss before interest, taxes, depreciation and amortization (EBITDA), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share.

The Company calculates EBITDA, a non-GAAP financial measure, as net income or loss excluding depreciation and amortization, interest expense, net and income taxes. EBITDA margin represents EBITDA as a percentage of net sales. The Company calculates adjusted EBITDA, a non-GAAP financial measure, by further excluding non-cash items for stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge Transaction, guarantee fees, income or loss from equity interests in unconsolidated affiliates and transaction costs related to mergers and acquisitions. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales. The Company calculates adjusted net income or loss, a non-GAAP financial measure, as net income or loss excluding (i) stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees, income or loss from equity in unconsolidated affiliates and transaction costs related to mergers and acquisitions and (ii) utilizing an adjusted provision for income taxes based on the Company’s estimate of applicable statutory rates.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings (loss) per share should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income or loss, net income or loss and other GAAP measures of income and loss. The Company has included EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share in this press release because they are key measures used by the Company’s management to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses or income in calculating adjusted EBITDA and adjusted net income (loss) facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and adjusted EBITDA and adjusted net income or loss, together with a reconciliation of net income or loss to each such measure, helps investors make comparisons between Thorne HealthTech and other companies that may have different capital structures, different tax rates and different forms of employee compensation. Each of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss and adjusted diluted earnings (loss) per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company has not reconciled the forward-looking adjusted EBITDA and adjusted diluted EPS guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, acquisition transactions and integration, tax items and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$22,508,492	$51,100,915
Accounts receivable, net	13,411,032	5,285,321
Related party receivables	9,450	366,590
Inventories, net	60,875,809	41,012,124
Prepaid expenses and other current assets	2,464,475	3,494,473
Total current assets	99,269,258	101,259,423

Restricted cash	4,900,000	4,900,000
Property and equipment, net	32,868,069	27,030,400
Operating lease right-of-use assets, net	17,716,629	17,836,756
Finance lease right-of-use assets	641,853	883,076
Intangible assets, net	15,608,266	6,592,316
Goodwill	16,541,041	14,440,683
Investments	1,400,000	400,000
Equity-method investments	1,063,716	963,685
Other related party receivables	152,424	—
Other assets	1,046,951	993,538
Total assets	$191,208,207	$175,299,877

Thorne HealthTech, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
	(unaudited)
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current Liabilities
Accounts payable	$19,171,370	$16,889,756
Accrued payroll	3,021,403	2,526,917
Other accrued expenses	1,941,968	1,144,573
Related party payable	1,730,007	1,634,775
Current portion of operating lease liabilities	2,228,088	2,633,236
Current portion of finance lease liabilities	361,514	413,487
Current portion of long-term debt	516,345	494,173
Total current liabilities	28,970,695	25,736,917
Long-term Liabilities
Operating lease liabilities, net of current portion	27,827,347	27,605,739
Finance lease liabilities, net of current portion	301,773	482,544
Long-term debt, net of current portion	693,554	1,083,634
Warrant liability	1,491,660	2,058,566
Total liabilities	59,285,029	56,967,400

Series E convertible preferred stock; par value $0.01, 0 shares authorized as of September 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Stockholders’ Equity
Common stock; par value $0.01, 200,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 52,812,379 and 52,554,214 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	528,124	525,542
Common stock, Class B; no par value, 0 shares authorized as of September 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	258,951,528	250,163,984
Accumulated deficit	(129,031,046)	(132,158,016)
Accumulated other comprehensive loss	(332,141)	—
Total stockholders’ equity —Thorne HealthTech, Inc.	130,116,465	118,531,510
Non-controlling interests	1,806,713	(199,033)
Total stockholders’ equity	131,923,178	118,332,477
Total liabilities, convertible preferred stock and stockholders’ equity	$191,208,207	$175,299,877

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$58,419,270	$48,009,678	$169,155,294	$135,383,383
Cost of sales	30,239,482	22,469,952	79,494,367	63,710,703
Gross profit	28,179,788	25,539,726	89,660,927	71,672,680
Operating expenses:
Research and development	1,814,972	2,236,913	5,526,450	4,279,854
Marketing	4,510,223	10,792,331	27,507,937	20,077,293
Selling, general and administrative	18,339,657	13,430,325	54,482,948	37,001,465
Write-off of acquired Drawbridge in-process research and development	—	—	—	1,563,015
Income (loss) from operations	3,514,936	(919,843)	2,143,592	8,751,053
Other income (expense), net:
Interest income (expense), net	33,673	(29,089)	(27,998)	(392,990)
Guarantee fees	—	(141,949)	—	(421,220)
Change in fair value of warrant liability	37,926	2,212,554	566,906	902,528
Loss on Drawbridge Transaction	—	—	—	(165,998)
Other income (expense), net	391	39,473	44,485	77,616
Total other income (expense), net	71,990	2,080,989	583,393	(64)
Income before income taxes and gain (loss) from equity interests in unconsolidated affiliates	3,586,926	1,161,146	2,726,985	8,750,989
Income tax expense	—	78,914	207,098	122,452
Net income before gain (loss) from equity interests in unconsolidated affiliates	3,586,926	1,082,232	2,519,887	8,628,537
Gain (loss) from equity interests in unconsolidated affiliates	(14)	(131,390)	11,023	(3,304,496)
Net income	3,586,912	950,842	2,530,910	5,324,041
Net loss — non-controlling interests	(151,704)	(77,945)	(596,060)	(323,006)
Net income attributable to Thorne HealthTech, Inc.	3,738,616	1,028,787	3,126,970	5,647,047
Undistributed earnings attributable to Series E convertible preferred stockholders	—	553,078	—	5,171,338
Net income attributable to common stockholders	$3,738,616	$475,709	$3,126,970	$475,709

Earnings per share:
Basic	$0.07	$0.02	$0.06	$0.02
Diluted	$0.07	$0.01	$0.06	$0.01
Weighted average common shares outstanding:
Basic	52,742,926	21,212,668	52,680,422	19,032,403
Diluted	52,742,926	51,222,522	52,921,051	50,327,893

Thorne HealthTech, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$2,530,910	$5,324,041
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,438,607	3,329,145
Change in fair value of warrant liability	(566,906)	(902,528)
Non-cash lease expense	2,811,428	4,897,207
Stock-based compensation	8,405,873	1,425,192
Non-cash interest expense	2,570	—
Change in inventory and receivable reserves	120,503	65,484
(Gain) loss from equity interests in unconsolidated affiliates	(11,023)	3,304,496
Loss on Drawbridge Transaction	—	165,998
Write-off of acquired Drawbridge in-process research and development	—	1,563,015
Other non-cash	(39,062)	—
Change in operating assets and liabilities
Accounts receivable	(8,042,351)	(3,296,652)
Related party receivables	204,716	(563,291)
Related party payables	95,232	307,226
Inventories	(20,061,241)	(9,732,333)
Prepaid expenses and other assets	999,715	(3,164,633)
Accounts payable and accrued liabilities	2,863,414	8,211,866
Operating lease liabilities	(2,553,593)	(4,794,134)
Net cash provided by (used in) operating activities	(8,801,208)	6,140,099
Cash Flows from Investing Activities
Purchase of property and equipment	(5,233,668)	(2,124,385)
Acquisition of Nutrativa, net of cash acquired	(14,862,287)	—
Acquisition of Drawbridge Health assets, net of cash acquired	—	(1,412,279)
Purchase of investment in unconsolidated subsidiary	(1,000,000)	—
Purchase of license agreements	(562,500)	(562,958)
Net cash used in investing activities	(21,658,455)	(4,099,622)
Cash Flows from Financing Activities
Proceeds from issuance of common stock in IPO	—	70,000,000
Payments on long-term debt and finance leases	(680,677)	(580,049)
Debt issuance costs	(25,700)	—
Common stock issuance costs	—	(10,031,797)
Proceeds from issuance of ownership interest in consolidated subsidiary	2,601,806	—
Proceeds from exercise of stock options	303,952	—
Net cash provided by financing activities	2,199,381	59,388,154

Effect of exchange rate changes on cash and restricted cash	(332,141)	—
Net increase (decrease) in cash and restricted cash	(28,592,423)	61,428,631
Cash, cash equivalents and restricted cash, beginning of period	56,000,915	15,262,094
Cash, cash equivalents and restricted cash, end of period	$27,408,492	$76,690,725

Thorne HealthTech, Inc.

Reconciliations of Non-GAAP Financial Measures

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to common stockholders	$3,738,616	$475,709	$3,126,970	$475,709
Undistributed earnings attributable to Series E convertible preferred stockholders	—	553,078	—	5,171,338
Net income attributable to Thorne HealthTech, Inc.	3,738,616	1,028,787	3,126,970	5,647,047
Net loss — non-controlling interests	(151,704)	(77,945)	(596,060)	(323,006)
Net income	$3,586,912	$950,842	$2,530,910	$5,324,041

EBITDA and Adjusted EBITDA Reconciliation
Net income	$3,586,912	$950,842	$2,530,910	$5,324,041
Net income margin	6.1%	2.0%	1.5%	3.9%
Depreciation and amortization	1,573,008	1,067,176	4,438,607	3,329,145
Interest (income) expense, net	(33,673)	29,089	27,998	392,990
Income tax expense	—	78,914	207,098	122,452
EBITDA	5,126,247	2,126,021	7,204,613	9,168,628
EBITDA margin	8.8%	4.4%	4.3%	6.8%
Adjustments:
Stock-based compensation	3,254,625	890,527	8,405,873	1,425,192
Change in fair value of warrant liability	(37,926)	(2,212,554)	(566,906)	(902,528)
Write-off of acquired Drawbridge in-process research and development	—	—	—	1,563,015
Loss on Drawbridge Transaction	—	—	—	165,998
Guarantee fees	—	141,949	—	421,220
(Gain) loss from equity interests in unconsolidated affiliates	14	131,390	(11,023)	3,304,496
Acquisition costs	—	—	519,236	—
Adjusted EBITDA	$8,342,960	$1,077,333	$15,551,793	$15,146,021
Adjusted EBITDA margin	14.3%	2.2%	9.2%	11.2%

Adjusted Net Income (Loss) Reconciliation
Net income	$3,586,912	$950,842	$2,530,910	$5,324,041
Income tax expense	—	78,914	207,098	122,452
Stock-based compensation	3,254,625	890,527	8,405,873	1,425,192
Change in fair value of warrant liability	(37,926)	(2,212,554)	(566,906)	(902,528)
Write-off of acquired Drawbridge in-process research and development	—	—	—	1,563,015
Loss on Drawbridge Transaction	—	—	—	165,998
Guarantee fees	—	141,949	—	421,220
(Gain) loss from equity interests in unconsolidated affiliates	14	131,390	(11,023)	3,304,496
Acquisition costs	—	—	519,236	—
Adjusted net income (loss) before adjusted tax expense	6,803,625	(18,932)	11,085,188	11,423,886
Adjusted income tax expense (benefit)	680,363	(1,893)	1,108,519	1,142,389
Adjusted net income (loss)	$6,123,262	$(17,039)	$9,976,669	$10,281,497

Diluted weighted-average shares outstanding	52,742,926	51,222,522	52,921,051	50,327,893
Adjusted diluted earnings per share	$0.12	$-	$0.19	$0.20